Exhibit 99.1
HyperFeed Technologies Board of Directors Approves Filing of Voluntary Bankruptcy Petition
CHICAGO, November 9, 2006 — The Board of Directors of HyperFeed Technologies, Inc. (OTCBB: HYPR) (“HyperFeed”), a company that provides Exchange Grade Technology enabling firms to gain direct access to a wide range of market data, data distribution and benchmarking tools, resolved today to file a voluntary petition in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 7 of Title 11 of the United States Code (the “Bankruptcy Code”).
As previously reported on HyperFeed’s current report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2006, by letter dated November 7, 2006, Exegy Incorporated (“Exegy”) informed HyperFeed that it was terminating a Contribution Agreement among Exegy, HyperFeed and PICO Holdings, Inc. dated August 25, 2006. As reported in the November 8, 2006 8-K, HyperFeed disputes Exegy’s right to terminate the Contribution Agreement and plans to vigorously defend its rights thereunder through all available legal means. Also, as reported, HyperFeed was relying on the transactions contemplated by the Contribution Agreement to finance its current and future capital needs and operating costs. The Board of Directors of HyperFeed has determined that, as a result of Exegy’s actions to terminate the Contribution Agreement and transactions contemplated thereby, existing and anticipated capital resources, including cash and cash equivalents, accounts receivable, assets related to discontinued operations, and financing from PICO, which is currently the Company’s only source of financing, will not be sufficient to fund its operations on a going concern basis. In connection with the planned Chapter 7 Bankruptcy filing, HyperFeed will cease all business activity and operations. Upon filing of the petition, the court will appoint a bankruptcy trustee who will be responsible for the wind-up of the business.
About HyperFeed
HyperFeed brings Exchange Grade Technology from the data source to the desktop through its High Performance Center, a global, highly-distributed, fully-managed financial content distribution utility that is open to direct exchange feeds, consolidated feeds and third party market data providers — all delivered with ultra-low latency. HyperFeed’s products and services are designed to be open — open to all sources of data, open to customers who require technical access to customize code and applications, and open to the financial community to share and create new standards for trading technology. This inherent flexibility helps to reduce overall cost, and gives trading professionals, exchanges, and market data providers the power to create and deploy fast, flexible, and smart utilities to power their businesses and reach their customers.
Safe Harbor Disclosure
 Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties. Stockholders are subject to the risks and uncertainties described in HyperFeed’s filings with the U.S. Securities and Exchange Commission, including HyperFeed’s Annual Report on Form 10-K for the year ended December 31, 2005. In addition, stockholders and others are directed to www.sec.gov for a complete list of filed documents, including the Schedule 14C and Schedule 13E-3 each filed on June 14, 2006 with respect to HyperFeed’s reverse stock split.
CONTACT:     Paul Pluschkell           President and CEO            312-913-2800           ppluschkell@hyperfeed.com